FOR IMMEDIATE RELEASE

ISS and Glass Lewis Recommend ARCP and Cole Stockholders Vote “FOR” Proposals Pertaining to Proposed Merger

New York, New York and Phoenix, Arizona, January 14, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) and Cole Real Estate Investments, Inc. (“Cole”) (NYSE: COLE) announced that Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), each a leading proxy voting and corporate guidance advisory firm, recommended that stockholders of both companies vote in favor of all proposals pertaining to the proposed merger between ARCP and Cole, announced on October 23, 2013.

With respect to the ARCP stockholder meeting, ISS and Glass Lewis recommended that ARCP stockholders vote at the upcoming stockholder meeting for the proposal to approve the issuance of ARCP common stock to the stockholders of Cole in connection with the proposed merger, as well as for the other matters to be considered at the ARCP Special Meeting.

With respect to the Cole stockholder meeting, ISS and Glass Lewis recommended that Cole stockholders vote for the proposal to approve the proposed merger between ARCP and Cole, as well as for the other matters to be considered at the Cole Special Meeting.

As previously announced on October 23, 2013, ARCP and Cole entered into a definitive merger agreement under which Cole will merge with and into a wholly owned subsidiary of ARCP in a transaction that would create the largest net-lease REIT with a combined enterprise value of $21.5 billion. Pursuant to the terms of the definitive merger agreement, Cole stockholders may elect to receive 1.0929 shares of ARCP common stock (reflecting a fixed exchange ratio) or $13.82 cash for each share of Cole common stock they hold, subject to proration as set forth in the definitive merger agreement.

Special Meetings

A special meeting of ARCP stockholders to consider and vote on the proposals pursuant to the merger agreement has been scheduled for 9:00 a.m. ET on January 23, 2014 at The Core Club, located at 66 East 55th Street, New York, New York. Stockholders of record as of December 20, 2013, will be entitled to vote at the special meeting and have received the definitive proxy materials which were originally mailed to ARCP stockholders beginning on December 23, 2013.

A special meeting of Cole stockholders to consider and vote on the proposals pursuant to the merger agreement has been scheduled for 9:00 a.m. local time on January 23, 2014 at The Arizona Biltmore, 2400 East Missouri Avenue, Phoenix, Arizona. Stockholders of record as of December 20, 2013, will be entitled to vote at the Special Meeting and have received the definitive proxy materials to register their vote, which were originally mailed to Cole stockholders beginning on December 23, 2013.

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About ARCP

ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About Cole

Cole is a market-leading net-lease REIT focused on the acquisition, active management, leasing and financing of its high-quality retail, office and industrial portfolio. Visit www.ColeREIT.com to learn more about our comprehensive capabilities, best-in-class management platform, disciplined investment strategy and high-quality real estate portfolio.

Additional Information about Merger Between ARCP and Cole and Where to Find It

In connection with the proposed merger, ARCP and Cole filed a definitive joint proxy statement/prospectus with the U.S. Securities and Exchange Commission (“SEC”) on December 23, 2013 and commenced mailing the definitive joint proxy statement/prospectus and a form of proxy to the stockholders of ARCP and Cole. These materials are not a substitute for the definitive joint proxy statement/prospectus or the Registration Statement on Form S-4 (File No. 333-192106) that ARCP filed with the SEC in connection with the proposed merger with Cole. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) REGARDING THE PROPOSED MERGER, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THE JOINT PROXY STATEMENT/ PROSPECTUS AND SUCH OTHER DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, COLE AND THE PROPOSED MERGER. The definitive joint proxy statement/prospectus contains additional detail concerning the benefits of the proposed merger, the risks associated therewith and conflicts of interest.

Investors and stockholders of ARCP and Cole may obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP’s website at http://www.arcpreit.com, and copies of the documents filed by Cole with the SEC are available on Cole’s website at www.colereit.com.

Participants in Solicitation relating to the Merger Between ARCP and Cole

ARCP, Cole, ARC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP's and Cole's stockholders in respect of the proposed Cole merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Cole’s directors and executive officers can be found in Cole’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Cole merger. These documents are available free of charge on the SEC’s website and from ARCP or Cole, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and Cole’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by any of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Cole merger agreement; (2) the inability to obtain regulatory approvals for the Cole merger transaction and the approval by ARCP's stockholders of the issuance of ARCP common stock in connection with the Cole merger and the approval by Cole's stockholders of the Cole merger; (3) risks related to disruption of management's attention from the ongoing business operations due to the proposed Cole merger; (4) the effect of the announcement of the proposed Cole merger on ARCP's or Cole’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to any of the Cole merger or merger agreement; (6) risks to consummation of the Cole merger, including the risk that the merger will not be consummated within the expected time period or at all; and (7) ARCP’s inability to timely achieve the benefits associated with becoming a self-managed real estate company. Additional factors that may affect future results are contained in ARCP's and Cole's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP and Cole disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

For ARCP:
Anthony J. DeFazio	Brian S. Block, Chief Financial Officer
DDCworks	American Realty Capital Properties, Inc.
Ph: (484-342-3600)	bblock@arlcap.com Ph: (212-415-6500)

For Cole:
Tom Nolan/Eric Waters	Aaron Halfacre, CFA
Great Ink Communications	Cole Real Estate Investments, Inc.
Ph: (212-741-2977)	aaron.halfacre@colereit.com Ph: (602-778-6456)